Exhibit 24(b)(11)

                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference of our report dated December 16, 1996 on our audit of the Statement of Assets and Liabilities of Kalmar
Pooled Investment Trust as of December 13, 1996 with respect to this Post-Effective Amendment No. 1 to the Registration Statement
(No. 333-14943) under the Securities Act of 1933 on Form N-1A. We also consent to the reference to our Firm under the captions "Auditors" in the prospectus and "General Information - Audits and Reports" in the statement of additional information.



Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
October _____, 1997
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